UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 24, 2007

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2007, Wisconsin Electric Power Company ("WEPCO"), a wholly owned subsidiary of Wisconsin Energy Corporation, entered into a letter agreement with FPL Energy Point Beach LLC ("FPLE"), an indirect wholly owned subsidiary of FPL Group, Inc. (the "Letter Agreement"). The Letter Agreement effectively amends the Asset Sale Agreement between WEPCO, FPLE and FPL Capital Group, Inc., dated as of December 19, 2006, for the purchase of WEPCO's Point Beach Nuclear Power Plant (the "ASA"). The parties entered into the Letter Agreement in anticipation of receiving a private letter ruling from the United States Internal Revenue Service relating to the transfer of assets in WEPCO's Qualified Decommissioning Fund (the "Ruling").

The terms of the Letter Agreement will become effective only upon receipt of the Ruling and WEPCO's decision to proceed under the Ruling, if approved by the Public Service Commission of Wisconsin (the "PSCW").

If WEPCO were to proceed under the Ruling, WEPCO would be allowed to retain a greater amount of the assets in its nuclear decommissioning funds than are currently permitted under the ASA.

If WEPCO chooses to proceed under the Ruling, WEPCO must transfer to FPLE the greater of: (i) $360 million, subject to interest at an annual rate of 5.5% after August 31, 2007; (ii) the minimum amount sufficient to comply with all rules and orders of the United States Nuclear Regulatory Commission related to decommissioning funding; and (iii) the amount required by the PSCW (the "Decommissioning Target"). The purchase price of approximately $998 million, which is subject to certain adjustments, also would be decreased by $47 million. In addition, if the Decommissioning Target is greater than $360 million, the purchase price would be increased in an amount equal to 25% of the difference between the Decommissioning Target and $360 million. Certain purchase price adjustments related to WEPCO's Decommissioning Fund would no longer apply to the transaction.

In addition, pursuant to the terms of the Letter Agreement, certain representations, warranties and covenants contained in the ASA would have no further force and effect. The Letter Agreement contains customary representations and warranties related to general requirements for decommissioning funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: May 29, 2007	Stephen P. Dickson -- Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: May 29, 2007	Stephen P. Dickson -- Vice President and Controller